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                                                                  Exhibit 10.1.1

                                SECOND AMENDMENT
                                       TO
                        FINANCING AND SECURITY AGREEMENT

         THIS SECOND AMENDMENT TO FINANCING AND SECURITY AGREEMENT (this "Agreement") is made as of the 31st day of December, 1998, by GLASSTECH, INC., a corporation organized under the laws of Delaware (the "Borrower"), and NATIONSBANK, N.A., a national banking association (the "Lender").

                                    RECITALS
                                    --------

         A. The Borrower and the Lender entered into a Financing and Security Agreement dated July 2, 1997 (the same, as amended by First Amendment to Financing and Security Agreement dated October 29, 1997 and as amended, modified, substituted, extended, and renewed from time to time, the "Financing Agreement"). The Financing Agreement provides for some of the agreements between the Borrower and the Lender with respect to the "Loans" (as defined in the Financing Agreement), including revolving credit facility in an amount not to exceed $10,000,000.

         B. The Borrower has requested that the Lender agree to the changes to certain reporting requirements contained in the Financing Agreement.

         C. The Lender is willing to agree to the Borrower's request on the condition, among others, that this Agreement be executed.

                                   AGREEMENTS
                                   ----------

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrower and the Lender agree as follows:

         1. The Borrower and the Lender agree that the Recitals above are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the Financing Agreement shall have the same meaning under this Agreement.

         2. The Borrower represents and warrants to the Lender as follows:

            (a) The Borrower is a corporation duly organized, and validly existing and in good standing under the laws of the state in which it was organized and is duly qualified to do business as a foreign corporation in good standing in every other state wherein the conduct of its business or the ownership of its property requires such qualification and in which the failure to qualify would materially adversely affect the business, operations or properties of the Borrower and/or its Subsidiaries.


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            (b) The Borrower has the power and authority to execute and deliver this Agreement and perform its obligations hereunder and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of this Agreement.

            (c) The Financing Agreement, as amended by this Agreement, and each of the other Financing Documents remains in full force and effect, and each constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms.

            (d) All of the Borrower's representations and warranties contained in the Financing Agreement are true and correct on and as of the date of the Borrower's execution of this Agreement.

            (e) No Event of Default and no event which, with notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing under the Financing Agreement or the other Financing Documents which has not been waived in writing by the Lender.

         3. The definition of "Net Worth" contained in Section 1.1 of the Financing Agreement is hereby amended to read as follows:

                    "Net Worth" means as to the Borrower its shareholders equity, as determined in accordance with GAAP except that there shall be excluded from the calculation of shareholders equity any provision for income taxes imputed in accordance with GAAP, but for which there is no corresponding tax liability or for which there has been and will be no payment, provided, however, that the amount of the exclusion shall not exceed the amount deducted from goodwill with respect to such provision.

         4. Section 6.1.15 of the Financing Agreement is hereby amended in its entirety to read as follows:

                           6.1.15   Financial Covenants.
                                    --------------------

                                            (b) Net Worth. The Borrower will at
         all times maintain, tested on the Closing Date and as of the end of each of the Borrower's fiscal quarters commencing September 30, 1997, a Net Worth of not less than the following:


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

           ------------------------------------------ ------------------------------------
                            Period                                  Amount
           ------------------------------------------ ------------------------------------
            July 3, 1997 through and including                    $14,500,000
                      June 29, 2001
           ------------------------------------------ ------------------------------------
                 June 30, 2001 and thereafter                     $16,000,000
           ------------------------------------------ ------------------------------------

         5. The Borrower and the Lender confirm their prior letter agreement that all computations determining compliance with financial covenants in the Financing Agreement shall be made without giving to the effect to the reduction in the Borrower's opening shareholder's equity required by EITF 88-16 and that no Default or Event of Default exists or shall exist under the Financing Agreement on account of such reduction.

         6. The Borrower hereby issues, ratifies and confirms the representations, warranties and covenants contained in the Financing Agreement, as amended hereby. The Borrower agrees that this Agreement is not intended to and shall not cause a novation with respect to any or all of the Obligations.

         7. The Borrower shall pay at the time this Agreement is executed and delivered an amendment fee in the amount of $5,000 and all fees, commissions, costs, charges, taxes and other expenses incurred by the Lender and its counsel in connection with this Agreement, including, but not limited to, reasonable fees and expenses of the Lender's counsel and all recording fees, taxes and charges.

         8. This Agreement may executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and taken together shall constitute but one and the same instrument. The parties agree that their respective signatures may be delivered by facsimile. Any party who chooses to deliver its signature by facsimile agrees to provide a counterpart of this Agreement with its inked signature promptly to each other party.

         IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement under seal as of the date and year first written above.

WITNESS:                               NATIONSBANK, N.A.



/s/ Cherilyn Sauers                    By: /s/ Melba B. Quizon       (SEAL)
-------------------                        --------------------------------
                                           Melba B. Quizon
                                           Vice President


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WITNESS:                               GLASSTECH, INC.



/s/ Brenda M Rogge                     By: /s/ Diane S. Tymiak       (SEAL)
-------------------                        --------------------------------
                                           Name: Diane S. Tymiak
                                           Title: Vice President
                                           and Chief Financial Officer





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